Exhibit 99.1

Contacts:	INVESTORS	MEDIA
	Michael Carrel	Meagan Busath
	Executive Vice President and CFO	Public Relations Manager
	(952) 844-3113	(408) 626-6051
	mcarrel@ZAMBAsolutions.com	mbusath@ZAMBAsolutions.com

ZAMBA SOLUTIONS ANNOUNCES APPOINTMENT OF NEW
PRESIDENT AND CEO

MINNEAPOLIS & SAN JOSE, Calif. — July 1, 2002 — ZAMBA Solutions (OTC BB: ZMBA) announced today that it has accepted the resignation of Doug Holden from his roles as president and chief executive officer, and as a director of the company.  The Company also announced that it has appointed Norm Smith as its new president and chief executive officer.  Smith will also join the Board of Directors.

“Doug Holden played a critical role in devising our blended on- and off-shore business strategy and developing our alliance with HCL Technologies to execute that strategy,” said Joe Costello, chairman of ZAMBA’s Board of Directors.  “We appreciate his hard work and the contributions he made to ZAMBA, and we wish him the best success in his future endeavors.”

With over 24 years in the technology services and software industries, Smith is a veteran technology executive, including prior experience with ZAMBA’s predecessor company, Racotek, Inc., as executive vice president and chief operating officer.  In that role, he successfully lead the Company’s transition from a mobile technology product company to a customer relationship management systems integrator and positioned the Company for seven straight quarters of revenue growth and EBITA profitability, reversing more than ten consecutive quarters of no revenue growth and losses totaling $72 million.

“We are extremely excited to bring Norm back on board.  His energy and experience developing technology companies will be a great fit for our business,” said Costello.  “As a business leader of the highest caliber, his guidance will be invaluable in helping ZAMBA overcome the challenges of the current business environment and positioning the Company for continued success.”

Smith most recently served as managing director of CEO Partnerships, a group of former corporate executives focused on helping emerging high-technology companies develop their businesses.  He also founded ISANI.com, an Internet services company; served as interim president and CEO of Context Integration; and was an executive vice president at BSG Consulting.  In addition, he was a partner with Anderson Consulting, where he worked for more than 16 years.

Smith has a Master of Business Administration from George Mason University, and a Bachelor of Science from the Wharton School at the University of Pennsylvania.

“I believe that we can move quickly and successfully to address the issues ZAMBA is now confronting,” said Smith.  “I look forward to working with Joe, the Board of Directors and all the talented and dedicated employees at ZAMBA to build for the future and realize the value of the Company, including its alliance with HCL.”

About ZAMBA Solutions

ZAMBA Solutions is a CRM consulting and systems integration company for Global 2000 organizations.  Having served over 300 clients, ZAMBA is focused exclusively on customer-centric services that help clients profitably acquire, retain and grow customers by leveraging best practices and best-in-class technology to enable insightful, consistent interactions across all customer touchpoints.  Based on the Company’s expertise and experience, ZAMBA has created an end-to-end CRM Blueprint — a framework of interdependent processes and technologies that addresses each aspect of CRM, including strategy, analytics and marketing, contact center, content and commerce, field sales, field service and enterprise integration.  ZAMBA’s clients have included ADC, Aether Systems, Best Buy, Canon ITS, GE Medical Systems, Enbridge Services, Hertz, General Mills, Microsoft Great Plains, Northrup Grumman, Symbol Technologies, Towers Perrin and Volkswagen of America. The company has offices in Denver, Minneapolis, San Jose and Toronto.  For more information, contact ZAMBA at www.ZAMBAsolutions.com or (800) 677-9783.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, the growth rate of the marketplace for customer-centric solutions, our ability to develop skills in implementing customer-centric solutions, the ability of our partners to maintain competitive products, the impact of competition and pricing pressures from actual and potential competitors with greater financial resources, our ability to obtain large-scale consulting services agreements, client decision-making processes, changes in expectations regarding the information technology industry, our ability to hire and retain competent employees, possible changes in collections of accounts receivable, changes in general economic conditions and interest rates, and other factors identified in our filings with the Securities and Exchange Commission.

“ZAMBA Solutions” is a trade name under which Zamba Corporation conducts operations.

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